Exhibit 10.6

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT is made and entered into as of September 23, 2010, by and between Harbor Island Development Corp., a Nevada corporation, with an address located at 2275 NW 150th Street, Unit B, Opa Locka, FL 33054, (the "Company") and Voltaire Gomez (the “Consultant”), an individual, with an address located at ____________________________________, with an effective date of July 26, 2010 (“Effective Date”). Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS:

A.

The Consultant has the business development and financial expertise and experience to assist the Company;

B.

The Consultant is offering its services as a consultant to the Company;

C.

The Company desires to retain the Consultant as an independent consultant and to memorialize the Consultant’s work for the Company by entering into this written Agreement; and,

D.

The parties agree that this Agreement reflects the entire understanding and agreements between the parties hereto.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and conditions hereinafter set forth, the parties hereto agree as follows:

1.

TERM & APPOINTMENT.

(a)

The Company hereby appoints Consultant to render those services as more specifically described in Section 2 hereof for the term of this Agreement.

(b)

Unless terminated at an earlier date in accordance with Section 6 of this Agreement or otherwise extended by agreement of the parties, the term of Consultant’s engagement with the Company shall be for an initial term of one (1) year (the “Initial Term”), commencing on the date hereof and shall continue thereafter until ended in accordance with this Agreement. In the absence of a Notice of Termination, as provided herein, this Agreement shall renew automatically on the anniversary date hereof, on a year by year term, for each of the successive two years (“Extended Term”) following the Effective Date. Provided, however, after the Initial Term, either Consultant or the Company will be entitled to terminate the engagement at any time and for any reason, with or without cause prior to the expiration of this Agreement. Any contrary representations which may have been made to Consultant are superseded by this Agreement. The nature of the engagement after the Initial Term may only be changed in an express written agreement signed by Consultant and a duly authorized officer of the Company.

2.

SERVICES.

(a)

The Consultant’s services shall include but not be limited to business development services related to becoming a public company.

(b)

The Company hereby engages the Consultant and the Consultant hereby accepts engagement as a consultant.  It is understood and agreed, and it is the express intention of the parties to this Agreement, that the Consultant is an independent contractor, and not an employee or agent of the Company’s for any purpose whatsoever. It is understood, however, that the Consultant will maintain Consultant’s own business in addition to providing services to the Company. The Consultant agrees to promptly perform all services required of the Consultant hereunder in an efficient, professional, trustworthy and businesslike manner. In such capacity, Consultant will utilize only materials, reports, financial information or other documentation that is approved in writing in advance by the Company.

(c)

The Consultant agrees to serve the Company faithfully and to the best of Consultant’s ability and to devote a reasonable amount of time, attention and efforts to the business and affairs of the Company during Consultant’s engagement by the Company. The Consultant hereby confirms that Consultant is under no contractual commitments inconsistent with Consultant’s obligations set forth in this Agreement and that during the term of this Agreement Consultant will not render or perform services for any other corporation, firm, entity or person, which are inconsistent with the provisions of this Agreement.

3.

FEES & STOCK.

As consideration for Consultant’s Service, the Consultant shall receive ten thousand dollars ($10,000) (“Payment”).

4.

OUT-OF-POCKET EXPENSES.

In addition to the compensation payable to Consultant pursuant to Section 3 hereof, the Company shall, at the direction of Consultant, pay directly, or reimburse Consultant for, its reasonable Out-of-Pocket Expenses. For the purposes of this Agreement, the term “Out-of-Pocket Expenses” shall mean the amounts actually paid by Consultant in cash in connection with its performance of the Services, including, without limitation, reasonable (i) fees and disbursements (including underwriting fees) of any independent auditors, outside legal counsel, consultants, investment bankers, financial advisors and other Independent professionals and organizations, (ii) costs of any outside services or independent contractors such as financial printers, couriers, business publications or similar services and (iii) transportation, per diem, telephone calls, word processing expenses or any similar expense not associated with its ordinary operations. Consultant shall not incur any Out-of-Pocket Expense in excess of five hundred dollars ($500) without the prior written authorization of the Company.  The Company shall not be obligated to reimburse any Out-of-Pocket Expense in excess of this amount incurred by Consultant without the Company’s prior written authorization. All reimbursements for Out-of-Pocket Expenses shall be made promptly upon or as soon as practicable after presentation by Consultant to the Company of the statement in connection therewith.

5.

Reserved.

6.

TERMINATION.

(a)

Grounds for Termination. The Consultant’s engagement shall terminate prior to the expiration of the initial term set forth in Section 1(b) or any extension thereof in the event that at any time: (i) The Consultant dies, (ii) The Board elects to terminate this Agreement for “cause” (as defined below) and notifies the Consultant in writing of such election, (iii) Either party may terminate this Agreement at any time, for any reason or no reason, by providing forty-five (45) days written notice to the other; or (iv) The Consultant elects to terminate this Agreement for “good reason” (as defined below) and notifies the Company in writing of such election.

If this Agreement is terminated pursuant to clause (i) or (ii) of this Section 6(a), such termination shall be effective immediately. If this Agreement is terminated pursuant to clause (iii) or (iv) of this Section 6(a), such termination shall be effective 45 days after delivery of the notice of termination.

(b)

Cause Defined. “Cause” means: (i) The Consultant has breached the provisions of Section 2, 7, 8, or 9 of this Agreement in any material respect, and has failed to cure such breach within 30 days after receipt of written notice from the Company, (ii) The Consultant has engaged in willful and material misconduct, including willful and material failure to perform the Consultant’s duties as an officer or Consultant of the Company and has failed to cure such default within 30 days after receipt of written notice of default from the Company, (iii) The Consultant has committed fraud, misappropriation or embezzlement in connection with the Company’s business, (iv) The Consultant has been convicted or has pleaded NOLO CONTENDERE to criminal misconduct (except for parking violations, occasional minor   traffic violations and other similar minor violations), or (v) The Consultant files for bankruptcy.

(c)

Effect of Termination. Notwithstanding any termination of this Agreement, the Consultant, in consideration of Consultant’s engagement hereunder to the date of such termination, shall remain bound by the provisions of this Agreement which specifically relate to periods, activities or obligations upon or subsequent to the termination of the Consultant’s engagement.

(d)

Surrender of Records & Property. Upon termination of Consultant’s engagement with the Company, the Consultant shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof that relate in any way to the business, products, practices or techniques of the Company, and all other property, trade secrets and confidential information of the Company, including, but not limited to, all documents that in whole or in part contain any trade secrets or confidential information of the Company, which in any of these cases are in Consultant’s possession or under Consultant’s control.

(e)

“GOOD REASON” DEFINED - Good Reason shall mean: (i) the assignment of the Consultant to duties inconsistent with the Consultant’s position or responsibilities as contemplated by Section 2(a), excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Consultant; (ii) any material breach of this Agreement by the Company or any successor thereto; or (ii) a change of control as hereinafter defined.

(f)

The provisions of this Section 6, as well as, Sections 7, 8, and 9 and otherwise as the context so requires shall survive the termination of this Agreement.

7.

INDEPENDENT CONTRACTOR STATUS.

Consultant understands that since the Consultant is not an employee of the Company, the Company will not withhold income taxes or pay any employee taxes on its behalf, nor will it receive any fringe benefits.  The Consultant shall not have any authority to assume or create any obligations, express or implied, on behalf of the Company and shall have no authority to represent the Company as agent, employee or in any other capacity than as herein provided.  The Consultant does hereby indemnify and hold harmless the Company from and against any and all claims, liabilities, demands, losses or expenses incurred by the Company if the Consultant fails to pay any applicable income and/or employment taxes (including interest or penalties of whatever nature), in any amount, relating to the Consultant’s rendering of consulting services to the Company, including any attorney’s fees or costs to the prevailing party to enforce this indemnity.  The Consultant shall be responsible for obtaining workers’ compensation insurance coverage and agrees to indemnify, defend and hold the Company harmless of an from any and all claims arising out of any injury, disability or death of the Consultant.

8.

CONFIDENTIAL INFORMATION

Except as permitted or directed by the Company’s Board of Directors, during the term of Consultant’s engagement or at any time thereafter, the Consultant shall not divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company) any confidential or secret knowledge or information of the Company that the Consultant has acquired or become acquainted with or will acquire or become acquainted with prior to the termination of the period of Consultant’s engagement by the Company (including engagement by the Company or any affiliated companies prior to the date of this Agreement) whether developed by Consultant self/herself or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company, any customer or supplier lists of the Company, any confidential or secret development or research work of the Company, or any other confidential information or secret aspects of the business of the Company. The Consultant acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company and represents a substantial investment of time and expense by the Company, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company. Both during and after the term of Consultant’s engagement, the Consultant will refrain from any acts or omissions that would reduce the value of such knowledge or information to the Company. The foregoing obligations of confidentiality shall not apply to any knowledge or information that is now published and publicly available or which subsequently becomes generally publicly known in the form in which it was obtained from the Company, other than as a direct or indirect result of the breach of this Agreement by the Consultant.

9.

MISCELLANEOUS

(a)

Facsimile Certification.  A facsimile copy of this Agreement signed by any and/or all Parties shall have the same binding and legal effect as an original of the same.

(b)

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same instrument.  Regardless of whether this Agreement is executed in one or more counterparts, each such counterpart may be executed by actual or facsimile signature(s).

(c)

Attorney’s Fees.  Should either party hereto, or any heir, personal representative, successor or assign of either party hereto, resort to litigation to enforce this Agreement, the party or parties prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to recover its or their reasonable attorneys’ fees and costs in such litigation from the party or parties against whom enforcement was sought, subject to the provisions of paragraph 9(j).

(d)

Entire Agreement.  This Agreement contains the entire understanding and agreement between the parties hereto with respect to its subject matter and supersedes any prior or contemporaneous written or oral agreements, representations or warranties between them respecting the subject matter hereof.

(e)

Severability.  If any provision of this Agreement, as applied to either party or to any circumstances, shall be adjudged by a court to be void or unenforceable, the same shall be deemed stricken from this Agreement and shall in no way affect any other provision of this Agreement or the validity or enforceability of this Agreement. In the event any such provision (the “Applicable Provision”) is so adjudged void or unenforceable, Consultant and Company shall take the following actions in the following order: (i) seek judicial reformation of the Applicable Provision; (ii) negotiate in good faith with each other to replace the Applicable Provision with a lawful provision; and (iii) have an arbitration as provided in Paragraph 9(j) hereof determine a lawful replacement provision for the Applicable Provision; provided, however, that no such action pursuant to either of clauses (i) or (iii) above shall increase in any respect  the Company’s or the Consultant’s obligations pursuant to the Applicable Provision.

(f)

Rights Cumulative.  The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either party hereto (or by its successors), whether pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive its right to exercise any or all other rights and remedies.

(g)

Nonwaiver.  No failure or neglect of either party hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance.  All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of the Company, by an executive officer of the Company or other person duly authorized by the Company.

(h)

No Implied Contract. The parties intend to be bound only upon execution of this Agreement and no negotiation, exchange or draft or partial performance shall be deemed to imply an agreement. Neither the continuation of work by Consultant nor any other conduct shall be deemed to imply a continuing agreement upon the expiration of this Agreement.

(i)

Execution of the Agreement.  Company and the party executing this Agreement on behalf of the Company has the requisite corporate power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder. All corporate proceedings have been taken and all corporate authorizations and approvals have been secured which are necessary to authorize the execution, delivery and performance by Company of this Agreement. This Agreement has been duly and validly executed and delivered by Company and constitutes the valid and binding obligations of Company, enforceable in accordance with the respective terms.  Upon delivery of this Agreement to Consultant, this Agreement, and the other agreements referred to herein, will constitute the valid and binding obligations of Company, and will be enforceable in accordance with their respective terms.

(j)

Arbitration of Disputes.

(A)

Any controversy or claim by Consultant against Company or any of its parent companies, subsidiaries, affiliates (and/or officers, directors, employees, representatives or agents of Company and such parent companies, subsidiaries and/or affiliates), including any controversy or claim arising from, out of or relating to this Agreement, the breach thereof, or the termination thereof of Consultant by Company which would give rise to a claim under federal, state or local law (including, but not limited to, claims based in tort or contract, claims for discrimination under state or federal law, and/or claims for violation of any federal, state or local law, statute or regulation), or any claim against Consultant by Company (individually and/or collectively, “Claim[s]”) shall be submitted to an impartial mediator (“Mediator”) selected jointly by the parties. Both parties shall attend a mediation conference in San Diego, California and attempt to resolve any and all Claims. If the parties are not able to resolve all Claims, then upon written demand for arbitration to the other party, which demand shall be made within a reasonable time after the Claim has arisen, any unresolved Claims shall be determined by final and binding arbitration in San Diego, California, in accordance with the provisions of the American Arbitration Association (collectively, “Rules”) by a neutral arbitrator experienced in employment law, licensed to practice law in California. In no event shall the demand for arbitration be made after the date when the institution of legal and/or equitable proceedings based upon such Claim would be barred by the applicable statute of limitations. Each party to the arbitration will be entitled to be represented by counsel and will have the opportunity to take depositions in San Diego, California, of any opposing party or witnesses selected by such party and/or request production of documents by the opposing party before the arbitration hearing. By mutual agreement of the parties, additional depositions may be taken at other locations. In addition, upon a party's showing of need for additional discovery, the arbitrator shall have discretion to order such additional discovery. Consultant acknowledges and agrees that Consultant is familiar with and fully understands the need for preserving the confidentiality of Company's agreements with third parties and compensation of Company's employees. Accordingly, Consultant hereby agrees that to the extent the arbitrator determines that documents, correspondence or other writings (or portions thereof) whether internal or from any third party, relating in any way to Consultant’s agreements with third parties and/or compensation of other employees are necessary to the determination of any Claim, Consultant and/or Consultant’s representatives may discover and examine such documents, correspondence or other writings only after execution of an appropriate confidentiality agreement. Each party shall have the right to subpoena witnesses and documents for the arbitration hearing. A court reporter shall record all arbitration proceedings. With respect to any Claim brought to arbitration hereunder, either party may be entitled to recover whatever damages would otherwise be available to that party in any legal proceeding based upon the federal and/or state law applicable to the matter. The arbitrator shall issue a written decision setting forth the award and the findings and/or conclusions upon which such award is based. The decision of the arbitrator may be entered and enforced in any court of competent jurisdiction by either Company or Consultant. Notwithstanding the foregoing, the result of any such arbitration shall be binding but shall not be made public (including by filing a petition to confirm the arbitration award), unless necessary to confirm such arbitration award after non-payment of the award for a period of at least fifteen (15) days after notice to Company of the arbitrator's decision. Each party shall pay the fees of their respective attorneys (except as otherwise awarded by the arbitrator), the expenses of their witnesses, and all other expenses connected with presenting their Claims or defense(s). Other costs of arbitration shall be borne by Company. Except as set forth herein, should Consultant or Company pursue any Claim covered by this Section by any method other than said arbitration, the responding party shall be entitled to recover from the other party all damages, costs, expenses, and reasonable outside attorneys' fees incurred as a result of such action. The provisions contained in this Section shall survive the termination of the consulting services to Company. Notwithstanding anything set forth above, Consultant agrees that any breach or threatened breach of this Agreement may result in irreparable injury to the Company, and therefore, in addition to the procedures set forth above, Company may be entitled to file suit in a court of competent jurisdiction to seek a Temporary Restraining Order and/or preliminary or permanent injunction or other equitable relief to prevent a breach or contemplated breach of such provisions.

(B)

Waiver of Right to Jury Trial.  Each party hereby waives such party’s respective right to a jury trial of any claim or cause of action based upon or arising out of this Agreement. Each party acknowledges that this waiver is a material inducement to each other party hereto to enter into the transaction contemplated hereby; that each other party has already relied upon this waiver in entering into this Agreement; and that each other party will continue to rely on this waiver in their future dealings.  Each party warrants and represents that such party has reviewed this waiver with such party’s legal counsel, and that such party has knowingly and voluntarily waived its jury trial rights following consultation with such legal counsel.

(k)

Non-Disclosure.  Except as may be required by law, neither Consultant nor the Company shall disclose the terms of this Agreement to persons not involved in the operation of the Company, and the Parties shall disclose the financial terms of the Agreement to those involved in the operation of the Company only as needed to implement the terms of the Agreement or carry out the operations of the Company. The above notwithstanding, the financial terms of the Agreement may be disclosed to: (i) either Party’s accountants, financial or tax advisors, and any potential investors in the Company, provided such persons agree not to disclose such terms of the Agreement further; and (ii) members of Consultant’s immediate family, provided such family members agree not to reveal the terms of the Agreement further.

(l)

Agreement to Perform Necessary Acts.  Consultant and the Company agree to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

(m)

Independent Contractor.  The relationship between Consultant and the Company is that of independent contractor under a “work for hire” arrangement.  All work product developed by Consultant shall be deemed owned and assigned to Company.  This Agreement is not authority for Consultant to act for the Company as its agent or make commitments for the Company.  Consultant will not be eligible for any employee benefits, nor will the company make deductions from fees to the consultant for taxes, insurance, bonds or the like.  Consultant shall not hold himself out as an officer, director or employee of the Company (unless Consultant is hereafter appointed to such position).  Consultant retains the discretion in performing the tasks assigned, within the scope of work specified.

(n)

Taxes.  Consultant agrees to pay all taxes that may be imposed upon Consultant with respect to the Fees paid to Consultant hereunder.

(o)

Governing Law.  This Agreement and the rights and remedies of each party arising out of or relating to this Agreement (including, without limitation, equitable remedies) shall (with the exception of any applicable federal laws) be solely governed by, interpreted under, and construed and enforced in accordance with the laws (without regard to the conflicts of law principles) of the State of Nevada, as if this Agreement were made, and as if its obligations are to be performed, wholly within the State of Nevada.

(p)

Successors & Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives and, to the extent permitted by subsection (q), successors and assigns.

(q)

Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable (including by operation of law) by either party without the prior written consent of the other party to this Agreement, except that the Company may, without the consent of the Consultant, assign its rights and obligations under this Agreement to any corporation, firm or other business entity with or into which the Company may merge or consolidate, or to which the Company may sell or transfer all or substantially all of its assets, or of which 50% or more of the equity investment and of the voting control is owned, directly or indirectly, by, or is under common ownership with, the Company. Provided such assignee explicitly assumes such responsibilities, after any such assignment by the Company, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement including this Section 9.  Compensation under this Agreement is assignable at the discretion of the Consultant.

(r)

Modification, Amendment, Waiver or Termination.  No provision of this Agreement may be modified, amended, waived or terminated except by an instrument in writing signed by the parties to this Agreement. No course of dealing between the parties will modify, amend, waive or terminate any provision of this Agreement or any rights or obligations of any party under or by reason of this Agreement.

(s)

Notices.  All notices, consents, requests, instructions, approvals or other communications provided for herein shall be in writing and delivered by personal delivery, overnight courier, mail, electronic facsimile or e-mail addressed to the receiving party at the address set forth herein. All such communications shall be effective when received.

If to the Company:

Harbor Island Development Corp.

2275 NW 150th Street, Unit B

Opa Locka, FL 33054

Tel. No.: (305) 688-7494

If to the Consultant:

Voltaire Gomez

______________________

______________________

______________________

Any party may change the address set forth above by notice to the other party given as provided herein.

(t)

Headings.  The headings and any table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

(u)

Third-Party Benefit.  Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities of any nature whatsoever.

(v)

Preparation of Agreement.  The parties have participated jointly in the negotiation and drafting of this Agreement and each provision hereof.  In the event any ambiguity, conflict, omission or other question of intent or interpretation arises, this Agreement shall be construed as if jointly drafted by the parties, and no presumption or burden of proof shall be presumed, implied or otherwise construed favoring or disfavoring any party by virtue of the authorship of this Agreement or of any provision hereof.

(w)

Absence of Warranties and Representations.  Each party hereto acknowledges that they have signed this Agreement without having relied upon or being induced by any agreement, warranty or representation of fact or opinion of any person not expressly set forth herein or in the Disclosure Materials.  All representations and warranties of either party contained herein shall survive its signing and delivery.

IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.

HARBOR ISLAND DEVELOPMENT CORP.	Consultant: Voltaire Gomez
By: /s/ Donald Ross	By: /s/ Voltaire Gomez
Name: Donald Ross Title: Chief Executive Officer	Name: Voltaire Gomez